Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Postal Realty Trust, Inc.

Cedarhurst, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251079) and Form S-8 (Nos. 333-231665, 333-251080, 333-251082) of Postal Realty Trust Inc. of our report dated March 30, 2021, relating to the consolidated and combined consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 30, 2021